UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

TITAN ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in charter)

Nevada	000-56148	30-0580318
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 E. Long Lake Road, Suite 100A Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(zip code)

(248) 775-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 3, 2024, Titan Environmental Solutions Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission. This amendment (this “Amendment”) to the Original Form 8-K supplements Item 1.01 of the Original Form 8-K under the heading “Series B Preferred Stock Offering” thereto, for the sole purpose of clarifying the correct number of shares of Series B Preferred Stock, Warrants, and PA Warrants (as each is defined therein) issued in the private placement and clarifying the correct aggregate purchase price paid to the Company in the private placement. Except as set forth in this Amendment, the Original Form 8-K remains unchanged. The Original Form 8-K is incorporated herein by reference, and any and all references to the Original Form 8-K made in this Amendment are qualified by reference to the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Series B Preferred Stock Offering

This Amendment amends Item 1.01 of the Original Form 8-K to correct (i) the aggregate number of shares of Series B Preferred Stock issued from 427,260 shares to 422,200 shares, (ii) the aggregate purchase price paid to the Company from $4,272,600 to $4,222,000, (iii) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants from 40,126,500 shares to 42,220,000 shares and (iv) the aggregate number of shares of Common Stock issuable upon exercise of the PA Warrants from 4,012,650 shares to 8,444,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2024	TITAN ENVIRONMENTAL SOLUTIONS INC.

	By:	/s/ Glen Miller
Glen Miller
Chief Executive Officer